UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2007

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 30, 2007, the Compensation Committee of the Board of Directors of CBS Corporation (the “Company”) established the performance criteria to be used with respect to annual grants of performance-based equity awards in 2007 under the Company’s 2004 Long-Term Management Incentive Plan, as amended and restated (the “LTMIP”), excluding grants where the performance criteria is set pursuant to an employment agreement. The 2007 performance-based equity awards will be delivered as performance-based restricted share units (“RSUs”) and performance share units (“PSUs”). The performance criteria for performance-based RSUs is based on the financial performance of the Company over a one-year period ending December 31, 2007 weighted (i) 75% on the achievement of specified levels of OIBDA Without Inter-Company Eliminations and (ii) 25% on the achievement of specified levels of Free Cash Flow, in each case as such terms are defined in the LTMIP. The performance criteria for PSUs is tied to the achievement of a performance goal based on the relative total shareholder return of the Company’s Class B common stock in comparison to the total shareholder return of the common stock of companies in a Standard & Poor’s 500 group measured over a three-year period and, under certain circumstances, based on the relative total shareholder return in the last year of the three-year measurement period or Free Cash Flow.

A copy of the LTMIP has been filed with the Securities and Exchange Commission as Exhibit 10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION

(Registrant)

By:	/s/ Louis J. Briskman
	Name:	Louis J. Briskman
	Title:	Executive Vice President and General Counsel

Date: April 5, 2007

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